                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the registration statements (Nos. 333-133587, 333-90694, 333-87374, 333-57168, 333-45900, 333-
25869, 33-73130, 33-80799, 33-73120, 333-63167, 33-74402, 333-75674, 333-108663,
333-120066 and 333-125824) on Form S-8 and the registration statements (Nos. 333-133378, 333-41207, 333-21025, 333-10423, 333-30460, 333-71236 and 333-
108048) on Form S-3 of SPSS Inc. of our report dated March 1, 2007 with respect to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2006, and the related consolidated financial statement schedule, and our report dated March 1, 2007 with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the Annual Report on Form 10-K of SPSS Inc. for the fiscal year ended December 31, 2006.

                                        /s/ GRANT THORNTON LLP

Chicago, Illinois
March 1, 2007